Exhibit 10.2

April 24, 2026

Inflection Point Acquisition Corp. III

167 Madison Avenue Suite 205 #1017

New York, NY 10016

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among Inflection Point Acquisition Corp. III, a Cayman Islands exempted company (the “Company”), and Cantor Fitzgerald & Co., as representative (the “Representative”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 25,300,000 of the Company’s units (including 3,300,000 units purchased to cover over-allotments, if any) (the “Units”), each comprised of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and one right to receive one tenth (1/10) of one Class A Ordinary Share upon the consummation of the Company's initial Business Combination (as defined below) (the "Rights"). The Units were sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and are listed on The Nasdaq Global Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, a member of the Company’s board of directors (the “Director”), hereby agrees with the Company as follows:

1.	The Director agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, he shall (i) vote any Ordinary Shares (as defined below) owned by him in favor of any proposed Business Combination (including any proposals recommended by the Company's board of directors in connection with such Business Combination) (except with respect to any such Public Shares which may not be voted in favor of approving the Business Combination transaction in accordance with the requirements of Rule 14e-5 under the Securities Exchange Act of 1934, as amended, and any Commission interpretations or guidance relating thereto) and (ii) not redeem any Ordinary Shares owned by him in connection with such shareholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, the Director agrees that he will not sell or tender to the Company any Ordinary Shares owned by him in connection therewith.

2.	The Director hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association (as it may be amended from time to time, the “Charter”), the Director shall take all reasonable steps to cause the Company to, as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Class A Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account (net of amounts withdrawn to fund the Company’s working capital requirements, subject to an annual limit of $250,000 (plus the rollover of unused amounts from prior years), and/or to pay for our taxes (any withdrawals to pay for our taxes (which shall exclude any 1% U.S. federal excise tax on stock repurchases under the Inflation Reduction Act of 2022 that is imposed on us, if any) shall not be subject to the $250,000 annual limitation described in the foregoing) (such withdrawals, “Permitted Withdrawals”) and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will constitute full and complete payment for the Offering Shares and completely extinguish all Public Shareholders’ (as defined below) rights as shareholders (including the right to receive further liquidating or other distributions, if any), subject to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. The Director agrees to not propose any amendment to the Charter (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the required time period set forth in the Charter or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company as Permitted Withdrawals, divided by the number of then outstanding Offering Shares.

The Director acknowledges that he has no right, title, interest or claim of any kind in or to any monies held in the Trust Account with respect to the Founder Shares or Private Placement Shares held by him. The Director hereby further waives, with respect to any Ordinary Shares held by him, if any, any redemption rights he may have in connection with (a) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination, or (b) a shareholder vote to approve an amendment to the Charter (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Offering Shares if the Company has not consummated a Business Combination within the time period set forth in the Charter or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity or in the context of a tender offer made by the Company to purchase Offering Shares (although the Director and his affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares they hold if the Company fails to consummate a Business Combination within the time period set forth in the Charter).

3.	[Reserved].

4.	[Reserved].

5.	[Reserved].

6.	The Director hereby agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by the Director of his obligations under paragraphs 1, 2, 7(a), 7(b), and 9 as applicable, of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.	(a) The Director agrees that he shall not Transfer any Founder Shares (or any Class A Ordinary Shares issuable upon conversion thereof) until the earlier of (A) 180 days after the completion of the Company’s initial Business Combination or (B) the date following the completion if an initial Business Combination on which the Company completes a liquidation, merger, amalgamation, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s Public Shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Director agrees that he shall not Transfer any Private Placement Units (or any Private Placement Shares or Private Placement Rights underlying the Private Placement Units, including any Class A Ordinary Shares underlying the Private Placement Rights), until 30 days after the completion of a Business Combination (the “Private Placement Units Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and 7(b), Transfers of the Founder Shares, Private Placement Units and the Private Placement Shares and Private Placement Rights underlying the Private Placement Units that are held by the Director or any of his permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers, directors, advisors or consultants, any members or partners of the Sponsor or their affiliates, and funds and accounts advised by such members or partners, any affiliates of the Sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the timeframe for the Company to consummate a Business Combination or in connection with the consummation of an initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) distributions from the Sponsor to its members, partners or stockholders pursuant to the Sponsor’s limited liability company agreement; (g) by virtue of the laws of the Cayman Islands or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (h) in the event of the Company’s liquidation prior to the consummation of the initial Business Combination; (i) in the event that, subsequent to the consummation of an initial Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property or (j) to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (a) through (g); provided, however, that in the case of clauses (a) through (g) and clause (j), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement (including provisions relating to voting, the Trust Account and liquidating distributions).

8.	The Director represents and warrants that he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. The Director’s biographical information furnished to the Company (including any such information included in the Company’s filings with the commission) is true and accurate in all respects and does not omit any material information with respect to the Director’s background. The Director’s questionnaire furnished to the Company is true and accurate in all respects. The Director represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding

9.	Except as disclosed in the Prospectus, neither the Sponsor nor any officer, nor any affiliate of the Sponsor or any officer, nor any director of the Company, including the Director, shall receive from the Company any finder’s fee, reimbursement, consulting fee, non-cash payments, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, which, if made prior to the consummation of the Company’s initial Business Combination, will be made only from funds held outside the Trust Account or from funds released to the Company as Permitted Withdrawals: repayment of a loan and advances up to an aggregate of $300,000 made to the Company by Inflection Point Fund I, LP, an affiliate of the Sponsor; Permitted Withdrawals of up to $250,000 from interest earned on the Trust Account for working capital purposes per year (plus the rollover of unused amounts from prior years); payment of an aggregate of $29,166.66 per month to Inflection Point Asset Management LLC, an affiliate of the Sponsor and the Company’s officers, for the services of Kevin Shannon, Chief Operating Officer and for office space and administrative services provided to members of the Company’s management team; payment of consulting, success, or finder fees to our Sponsor, officers, directors, advisors, or their respective affiliates in connection with the consummation of our initial business combination; payment of customary fees to members of the board of directors of the Company for director services; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial Business Combination, and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, amounts held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into Private Placement Units at a price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Placement Units. In addition, the Company may engage the Sponsor or an affiliates of the Sponsor as an advisor or otherwise in connection with its initial Business Combination and certain other transactions and pay such person or entity a salary or fee in an amount that constitutes a market standard for comparable transactions.

10.	The Director has full right and power, without violating any agreement to which he is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as a director on the board of directors of the Company.

11.	As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Ordinary Shares” shall mean the Class A Ordinary Shares and Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”); (iii) “Founder Shares” shall mean the 8,433,333 Class B Ordinary Shares issued and outstanding and any Class A Ordinary Shares issued upon conversion of such Class B Ordinary Shares; (iv) “Initial Shareholders” shall mean the Sponsor and any director or officer that holds Founder Shares; (v) “Private Placement Units” shall mean the 677,500 units that the Representative and Sponsor purchased for an aggregate purchase price of $677,500, or $10.00 per unit, in a private placement that occurred simultaneously with the consummation of the Public Offering plus up to 150,000 Private Placement Units that may be used upon conversion of working capital loans; (vi) “Private Placement Shares” shall mean the Class A Ordinary Shares comprising part of the Private Placement Units issued to the Sponsor and the Representative in a private placement simultaneously with the closing of the Public Offering or upon conversion of working capital loans; (vii) “Private Placement Rights” shall mean the rights sold as part of the Private Placement Units; (viii) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (ix) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Units were deposited; (x) “Sponsor” shall mean Inflection Point Holdings VI LLC; and (xi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

12.	The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each director shall be covered by such policy or policies, in accordance with its or their terms.

13.	This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14.	No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Director and his successors, heirs and assigns and permitted transferees.

15.	Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

16.	This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

17.	This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

18.	This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

19.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

20.	This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company.

[Signature Page Follows]

Sincerely,

/s/ Jae Hyun Park
Name: Jae Hyun Park

Acknowledged and Agreed:

INLFECTION POINT ACQUISITION CORP. III

By:	/s/ Michael Blitzer
	Name:	Michael Blitzer
	Title:	Chairman and Chief Executive Officer

[Signature Page to Letter Agreement]